UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                            September 16, 2010
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                Con-way Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation)                                 Number)

       2855 Campus Drive, Suite 300, San Mateo, California 94403
      -----------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200


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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM  5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT   OF  CERTAIN  OFFICERS;  COMPENSATORY  ARRANGEMENTS  OF  CERTAIN
OFFICERS.

On September 16, 2010 the Board of Directors appointed Edith R. Perez as a new director, effective immediately. Ms. Perez was also appointed to the Audit Committee of the Board of Directors. Upon her appointment, Ms. Perez received a restricted stock award having a value at the time of grant of approximately $50,000, which constitutes a prorated portion of the annual $85,000 restricted stock award received by all Directors. She will also be entitled to receive an annual Board retainer (currently $63,000), an annual committee retainer (currently $5,000) for serving on the Audit Committee, and an annual restricted stock grant (currently $85,000 in value on the date of grant) upon election or re-election to the Board at the annual shareholders' meeting.

In addition, on September 19, 2010 the Compensation Committee of the Board of Directors reinstated the annual base salary of Herbert J. Schmidt to approximately $401,000, effective October 4, 2010. As reported in the Company's Report on Form 8-K filed on June 23, 2010, Mr. Schmidt's annual base salary was reduced to approximately $301,000 in June 2010 when the Company agreed to Mr. Schmidt's proposal to reduce his work schedule by 25% so that he could devote more discretionary time to personal and family interests. Mr. Schmidt, an Executive Vice President of the Company and President of the Company's Con-way Truckload subsidiary, will be resuming his prior level of duties on October 4, 2010.

ITEM 7.01 REGULATION FD DISCLOSURE

The Company currently expects to contribute $93.8 million to its defined benefit pension plans in 2010, up from the estimated $25 million contribution reported in the Company's second quarter 2010 10-Q. The tax-deductible pension contributions are expected to result in a net after-tax cash outflow of approximately $57 million and will result in the plans achieving 90% funded status under the Pension Protection Act as of January 1, 2010.



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Con-way Inc.
                        ------------
                        (Registrant)

September 21, 2010      /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer W. Pileggi
                        Executive Vice President, General Counsel
                        and Secretary